Exhibit 10.1

AMENDMENT NO. 3 TO

THIRD AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2024, by and among The Arena Group Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party to the Note Purchase Agreement (as defined below), each of the Purchasers from time to time named on Schedule I to the Note Purchase Agreement, and Renew Group Private Limited, in its capacity as agent for the Purchasers (in such capacity, “Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement, as amended hereby.

WHEREAS, pursuant to the Third Amended and Restated Note Purchase Agreement dated as of December 15, 2022 (as amended by that certain Amendment No. 1 to Third Amended and Restated Note Purchase Agreement, dated as of August 14, 2023 and as further amended by that certain Amendment No. 2 to Third Amended and Restated Note Purchase Agreement, dated as of December 1, 2023, by and among the Borrower, the Guarantors party thereto, the Purchasers party thereto and the Agent, and as further as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Borrower, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agent, the Purchasers have purchased certain Notes from the Borrower, and the Guarantors have guaranteed the payment of the Obligations, all upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that the Purchasers and the Agent make certain amendments to the Note Purchase Agreement, in each case, contingent upon the conditions set forth in Section II hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	AMENDMENTS TO NOTE PURCHASE AGREEMENT ON THE AMENDMENT NO. 3 EFFECTIVE DATE:

Effective as of the Amendment No. 3 Effective Date:

(1) The following defined terms shall be added in alphabetical order to Section 1.1 of the Note Purchase Agreement:

“Deferred Interest Dates” means the fiscal quarters ending December 31, 2023, March 31, 2024, June 30, 2024, and September 30, 2024.

“Deferred Interest Due Date” means December 31, 2024.

(2) Section 2.1(C)(1) of the Note Purchase Agreement shall be amended by adding the following sentence at the end of the paragraph:

“With respect to the interest on the Existing Notes that is due and payable on each of the Deferred Interest Dates, the Borrower will pay in cash all of such interest (together with any accrued interest due for the fiscal quarter ending December 31, 2024) on or before the Deferred Interest Due Date.”

(3) Section 2.1(C)(2) of the Note Purchase Agreement shall be amended by adding the following sentence at the end of the paragraph:

“With respect to the interest on the Delayed Draw Term Notes that is due and payable on each of the Deferred Interest Dates, the Borrower will pay in cash all of such interest (together with any accrued interest due for the fiscal quarter ending December 31, 2024) on or before the Deferred Interest Due Date.”

(4) Section 2.1(C)(3) of the Note Purchase Agreement shall be amended by adding the following sentence at the end of the paragraph:

“With respect to the interest on the Third A&R Notes that is due and payable on each of the Deferred Interest Dates, the Borrower will pay in cash all of such interest (together with any accrued interest due for the fiscal quarter ending December 31, 2024) on or before the Deferred Interest Due Date.”

(5) Section 2.1(C)(4) of the Note Purchase Agreement shall be amended by adding the following sentence at the end of the paragraph:

“With respect to the interest on the 2023 Notes that is due and payable on each of the Deferred Interest Dates, the Borrower will pay in cash all of such interest (together with any accrued interest due for the fiscal quarter ending December 31, 2024) on or before the Deferred Interest Due Date.”

II.	CONDITIONS PRECEDENT TO EFFECTIVENESS:

This Amendment shall become effective as of the first date upon which each of the following conditions is satisfied (the “Amendment No. 3 Effective Date”):

(1) Amendment Documents. The Borrower and Guarantors shall have delivered or caused to be delivered to the Agent an executed version of this Amendment.

(2) Representations and Warranties. The representations and warranties set forth in the Note Purchase Agreement and the other Note Documents shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of the Amendment No. 3 Effective Date.

(3) No Default. After giving effect to Amendment and the transactions contemplated thereby, no event shall have occurred or be continuing or would result from the amendments contemplated hereby that would constitute an Event of Default or a Default.

(4) No Prohibition. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain Agent or any Purchaser from entering into this Amendment or consummating the transactions contemplated hereby.

(5) Fees and Expenses. The Agent and Purchasers shall have received all fees and other amounts due or payable on the Amendment No. 3 Effective Date, including, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Note Parties hereunder or under the Note Documents.

III.	MISCELLANEOUS:

(1) Ratification, Etc. Except as expressly amended hereby, the Note Purchase Agreement and the other Note Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Note Purchase Agreement shall hereafter be read and construed together as a single document, and all references in the Note Purchase Agreement, any other Note Document or any agreement or instrument related to the Note Purchase Agreement shall hereafter refer to the Note Purchase Agreement as amended by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents.

(2) Reaffirmation. Each of the Note Parties as borrower, debtor, grantor, chargor, pledgor, assignor, guarantor, or in other any other capacity in which such Note Party grants Liens or security interests in its property, assets or undertakings or acts as a guarantor or co-obligor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Note Documents to which it is a party and (b) to the extent such Note Party granted Liens on or security interests in any of its property, assets or undertakings pursuant to any such Note Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the liabilities and obligations secured or guaranteed thereunder (as the case may be) including, without limitation, all of the Obligations as amended hereby.

(3) No Waiver. Nothing contained in this Amendment shall be deemed to (a) constitute a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section I of this Amendment, otherwise modify any provision of the Note Purchase Agreement or any other Note Document, or (c) give rise to any defenses or counterclaims to the Agent’s or any Purchaser’s right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Note Purchase Agreement and the other Note Documents.

(4) Release. Each Note Party hereby remises, releases, acquits, satisfies and forever discharges the Agent and the Purchasers, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of the Agent or the Purchasers, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Amendment No. 3 Effective Date, against the Agent and the Purchasers, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of the Agent or the Purchasers (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Note Documents through the Amendment No. 3 Effective Date. Without limiting the generality of the foregoing, each Note Party hereby waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Note Documents as of the Amendment No. 3 Effective Date, including, but not limited to, the rights to contest any conduct of the Agent, the Purchasers or other Releasees on or prior to the Amendment No. 3 Effective Date.

(5) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT ANY SUCH OTHER NOTE DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.

(6) Counterparts; Effectiveness. This Amendment may be executed via facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment to Note Purchase Agreement as of the date first set forth above.

NOTE PARTIES:

The Arena Group Holdings, Inc.,
formerly known as TheMaven, Inc., as the Borrower

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

The Arena Platform, Inc.,
formerly known as Maven Coalition, Inc., as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

THESTREET, INC.
(as successor by merger to TST ACQUISITION CO, INC.), as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

THE ARENA MEDIA BRANDS, LLC,
formerly known as Maven Media Brands, LLC, as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

COLLEGE SPUN MEDIA INCORPORATED,
as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

[Signature Page – Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

ATHLON HOLDINGS, INC.,
as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

ATHLON SPORTS COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Sara Silverstein
Name:	Sara Silverstein
Title:	Chief Executive Officer

[Signature Page – Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

AGENT AND PURCHASERS:

RENEW GROUP PRIVATE LIMITED,
as Agent and a Purchaser

By:	/s/ Ravinder Sajwan
Name:	Ravinder Sajwan
Title:	CEO

[Signature Page – Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]